Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Registration Statement on Form S-1 of our report dated March 27, 2014, relating to the consolidated financial statements of Youngevity International, Inc. and Subsidiaries, appearing in the Annual Report on Form 10-K of Youngevity International, Inc., for the year ended December 31, 2013, and to the reference to us under the heading “Experts” in this Registration Statement.

/s/ Mayer Hoffman McCann P.C.

San Diego, California
October 2, 2014